Exhibit 99.2

Transformation for Growth Topics: $1.7B Portfolio Sale - Details New UDR Portfolio Characteristics Development Redevelopment Corporate Realignment 2008 Outlook January 29, 2008

The Benefits Stronger portfolio for growth # of Homes: 44,507 Monthly Rent: $1,163 Average Age: 15 High concentration in strong markets Reduced capital requirements Captured arbitrage between public and private valuations which is positive to NAV Ability to buy back shares on accretive basis -authorization to buy up to 22M shares Enhanced financial position - Significantly reduces debt and enhances liquidity and financial flexibility Expect to maintain current dividend with potential for a special dividend Development and redevelopment have greater impact on earnings and NAV Right sized organization Transformation for Growth: Portfolio Sale The Transaction Selling 25,684 homes for $1.7B Monthly Rent: $744 Cap rate: 6.56%* Average age: 24 years Selling price: $67k per home Receiving $1.7B in Proceeds Cash: $1.5B Note Receivable (7.5%, 14 mos.) 0.2B Total: $1.7B Putting capital to work Acquisitions: $0.5 - $0.6B Debt Payoff: $0.5 - $0.6B Cash: $0.5 - $0.3B Total: $1.5B Note Receivable: $0.2B *Calculated on trailing 12 mo. NOI, $650 per home CapEx reserve and 2.75% management fee This transaction dramatically accelerates our strategy, positions us for growth in strong markets and affords us the opportunity to redeploy capital to strengthen the Company.

Transformation for Growth: Portfolio Sale Cap Rate**: *Source: Merrill Lynch Apt. Monitor, 12/6/07 - 3Q07 **Average of Wall Street sell side estimates Old New Average Monthly Rent*

Our portfolio is concentrated in strong markets in fewer states Transformation for Growth: Portfolio Sale * 2008 Same Store NOI ** Total Portfolio excluding unconsolidated joint ventures

The NAV and earnings impact of our development pipeline is more pronounced. Our pipeline is geographically aligned with the "New UDR." Transformation for Growth: Development 97% of our development pipeline is either generating NOI, under construction, or in lease-up: *Contains operating properties generating NOI. The Company has discretion to commence development depending on market conditions. Development delivery $400M - $500M annually of new assets Targeted Returns 6.5% - 7.0%

Transformation for Growth: Redevelopment After Before Reinvest with Exterior Upgrades and Interior Renovations 5 Communities Completed - 1,832 Homes 6 Communities Underway - 1,900 Homes $86M Budgeted Cost - $191M Total Investment Targeting 8% to 10% Stabilized ROI Expect 50% growth in post-renovated cash flow to $16.7M Average investment of $41,430 per home. California and West Coast communities will be added to pipeline in 2008 Our redevelopment pipeline provides an excellent return on investment. Gayton Pointe Townhomes - Richmond, VA

Denver, Colorado to become Corporate Headquarters Restructuring to improve efficiencies $3.6M charge in 4Q07 Severance, relocation, office closings Reduce corporate headcount $2M savings in 2008 Transformation for Growth: Colorado - New Headquarters, Corporate Restructuring Source: Stifel Nicolaus *Year-to-date G&A as % of Revenue

Transformation for Growth: Fourth Quarter Highlights

Transformation for Growth: 2008 Outlook

Same store estimates

	High	Low
• Revenue growth:	4.5% - 4.0%	
• Expense growth:	3.5% - 3.0%	
• NOI growth:	5.5% - 5.0%	
• Occupancy:	95% - 94%	

Other Key Assumptions

• CapEx per Door	$650
• General & Administrative	$39M - $41M

We plan to discuss 2008 FFO guidance after closing the portfolio sale – many moving pieces

- Final closing of sale
- Timing and amount of acquisitions
- Share repurchase activity
- Potential special dividend

RE³ gains on sale will not be included in guidance

- We will report gains in each quarterly release

Top Markets

- Markets with expected NOI growth of
  - ≥ 10%
    - Portland
    - Seattle
    - San Francisco
  - 5% - 10%
    - Dallas
    - Inland Empire
    - Los Angeles County
    - Monterey (Salinas)
    - Orange County
    - Sacramento
    - San Diego
    - Austin
    - Metro D.C.
  - 0% - 5%
    - Richmond
    - Baltimore
    - Norfolk Va Beach
    - Nashville
    - Phoenix
    - Jacksonville
  - < 0%
    - Orlando
    - Tampa

UDR Opening doors to the future 9

Today's announcement is consistent with our strategy Stronger portfolio, focused in fewer markets Improved growth profile Enhanced economics through exposure to job growth markets and low affordability Proceeds will fund development projects Continue to pursue entitlement and short-term hold opportunities Focused operating model Improved efficiency and effectiveness Continued execution of technology initiatives Redeploy sales proceeds in development and redevelopment Recycle capital into high growth markets Strengthen balance sheet with debt reduction Transformation for Growth: UDR's Strategy

We have a clear vision and the right growth strategies to deliver superior value creation Safe Harbor: Statements contained in this presentation, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company's use of words such as, "expects," "plans," "estimates," "projects," "intends," "believes," and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multi-family housing, expectations concerning redevelopment activities, expectations on occupancy levels, expectations concerning the Texas joint venture, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, exceptions on annualized net operating income, expectations concerning closing the $1.7B portfolio sale and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.